Exhibit 16.2

                                BDO Dunwoody, LLP
                  Certified Public Accountants and Consultants
                                Royal Bank Plaza
                                   P.O. Box 32
                         Toronto Ontario Canada M51 2J8
                            Telephone - 416-865-0200
                             Telefax - 416-865-0887

November 22, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re:      Level Jump Financial Group, Inc. - File Number 1-12023
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Ladies and Gentlemen:

We have been furnished with a copy of the amended response to Item 4 of the Form 8-K for the event that occurred on September 19, 2000 to be filed by our former client, Level Jump Financial Group, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Yours very truly,



 /s/ BDO Dunwoody LLP
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BDO Dunwoody, LLP